SECURITY AGREEMENT

THIS SECURITY AGREEMENT, dated as of March 7, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this "***Agreement***"), by and among HARBOR CUSTOM DEVELOPMENT, INC., a Washington corporation ("***Borrower***") and BANKUNITED, N.A., a national banking association ("***Lender***").

RECITALS

A. Borrower and Lender have entered into that certain Loan Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the "***Loan Agreement***") pursuant to which the Lender has agreed to make a loan to the Borrower.

B. It is a condition to the closing of the transactions contemplated by the Loan Agreement that Borrower execute and deliver this Agreement granting to the Lender a security interest in the collateral described herein, as set forth herein.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto intending to be legally bound hereby agree as follows:

ARTICLE I

DEFINITIONS AND RELATED MATTERS

Section 1.1 Definitions. Terms with initial capital letters not otherwise defined in this Agreement have the meanings set forth in the Loan Agreement, except as otherwise provided herein. In addition, the following terms with initial capital letters have the following meanings:

"***Account Debtor***" means any Person who is or may become obligated to Borrower on any Receivable.

"***Accounts***" is defined in Section 2.1.1.

"***Agreement***" is defined in the Preamble.

"***Approvals***" is defined in Section 2.1.13.5.

"***Borrower***" is defined in the Preamble.

"***Charges***" means all federal, state, county, city, municipal or other taxes, liens, assessments or charges that, if not paid when due, may result in a Lien of any Government Authority.

"***Chattel Paper***" is defined in Section 2.1.3.

"***Collateral***" is defined in Section 2.1.

"***Commercial Tort Claims***" means commercial tort claims (as that term is defined in the UCC).

"***Control Agreement***" means a control agreement, in form and substance reasonably satisfactory to the Lender, executed and delivered by the applicable Grantor, Lender, and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account) or issuer (with respect to uncertificated securities).

"***Deposit Account***" means any deposit account (as that term is defined in the UCC).

"***Documents***" is defined in Section 2.1.8.

"***Equipment***" is defined in Section 2.1.6.

"***Fixtures***" is defined in Section 2.1.7.

"***General Intangibles***" is defined in Section 2.1.13.

"***Intellectual Property Collateral***" is defined in Section 2.1.13.7.

"***Inventory***" is defined in Section 2.1.5.

"***Negotiable Collateral***" means letters of credit, letter-of-credit rights, instruments, promissory notes, drafts and documents (as each such term is defined in the UCC).

"***Notes Receivable***" is defined in Section 2.1.2.

"***Pledged LLC Interests***" means all membership interests of Borrower in any existing or future Subsidiary of Borrower.

"***Proceeds***" is defined in Section 2.1.17.

"***PTO***" means the United States Patent and Trademark Office.

"***Real Property***" means any estates or interests in real property now owned or hereafter acquired by Borrower and the improvements thereto.

"***Receivables***" means Accounts, Notes Receivable, Chattel Paper and other rights to the payment of money.

"***Secured Obligations***" is defined in Section 2.2.

"***Securities***" is defined in Section 2.1.9.

"***Securities Account***" means a securities account (as that term is defined in the UCC).

"***Security Interest***" is defined in Section 2.1.

"***Supplemental Documentation***" means financing statements, continuation statements, warehouse receipts, bills of lading, assignments of accounts, patents, trademarks or copyrights, schedules of Collateral, mortgages and other instruments or documents necessary or reasonably requested by Lender (i) to create, perfect and maintain perfected the Security Interest in any Collateral or (ii) to enable Lender to receive all interest, dividends and distributions from time to time paid with respect to, and all Proceeds of, all Collateral which Lender is entitled to receive hereunder.

"***UCC***" means the Uniform Commercial Code (as amended from time to time) of the State of Florida.

"***USCO***" means the United States Copyright Office.

Section 1.2 Related Matters.

1.2.1 Terms Used in the UCC. Unless the context clearly otherwise requires, all lower-case terms used and not otherwise defined herein that are used or defined in Article 9 (or any equivalent subpart) of the UCC have the same meanings herein.

1.2.2 Constructions. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, the singular includes the plural, the part includes the whole, "including" is not limiting and "or" has inclusive meaning represented by the phrase "and/or". The words "hereof," "herein," "hereby," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole (including the Preamble and the Recitals) and not to any particular provision of this Agreement. Article, Section, subsection, Recital, and Preamble references in this Agreement are to this Agreement unless otherwise specified. References in this Agreement to any agreement, other document or law "as amended" or "as amended from time to time," or to amendments of any document or law, shall include any amendments, supplements, replacements, renewals or other modifications.

1.2.3 Headings. The Article and Section headings used in this Agreement are for convenience of reference only and shall not affect the construction hereof.

1.2.4 Severability. If any provision of this Agreement or any Lien or other right hereunder shall be held to be invalid, illegal or unenforceable under applicable law in any jurisdiction, such provision, Lien or other right shall be ineffective only to the extent of such invalidity, illegality or unenforceability, which shall not affect any other provisions herein or any other Lien or right granted hereby or the validity, legality or enforceability of such provision, Lien or right in any other jurisdiction.

ARTICLE II

THE SECURITY INTEREST; SECURED OBLIGATIONS

Section 2.1 Security Interest.

To secure the payment and performance of the Secured Obligations as and when due, Borrower hereby grants, conveys, pledges, assigns and transfers to Lender, its successors and

assigns, a security interest (the "***Security Interest***") in, all right, title, claim, estate and interest of Borrower in and to all property, wherever located, and interests of Borrower, tangible or intangible, whether now owned and existing or hereafter acquired or arising or in which Borrower now has or at any time in the future may acquire any right, title or interest (such property and interests in property being collectively referred to herein as the "***Collateral***"), including the following:

2.1.1 Any and all rights to payment for goods sold or leased or for services rendered, including any such rights evidenced by Chattel Paper, whether due or to become due and whether or not earned by performance (excluding any such rights evidenced by Notes Receivable) including all accounts (as defined in the UCC) (the "***Accounts***");

2.1.2 Any and all negotiable instruments, promissory notes, acceptances, drafts, checks, letters of credit, certificates of deposit and other writings that evidence a right to the payment of money by any other Person (the "***Notes Receivable***");

2.1.3 Any and all chattel paper (including tangible chattel paper and electronic chattel paper), including writings that evidence both a monetary obligation and a security interest in or lease of specific goods (the "***Chattel Paper***");

2.1.4 Any and all rights to payment of money not listed above and any and all rights, titles, interests, securities, Liens and guaranties evidencing, securing, guaranteeing payment of or in any way relating to any Receivables;

2.1.5 Any and all inventory (as defined in the UCC) ("***Inventory***");

2.1.6 Any and all equipment (as defined in the UCC) and other goods (excluding Inventory), including the following personal property: office machinery (including computers, typewriters and duplicating machines), furniture, furnishings and trade fixtures, reports, catalogs and computer programs related to any of the above (together with all related property described in Section 2.1.15, the "***Equipment***");

2.1.7 Any and all fixtures (as defined in the UCC) (the "***Fixtures***");

2.1.8 Any and all documents, whether or not negotiable, including bills of lading, warehouse receipts, trust receipts and the like (the "***Documents***");

2.1.9 All investment property (as defined in the UCC) and all outstanding stock or other equity interests of any Subsidiary and any and all other stocks, bonds, general and limited partnership interests, limited liability company interests, joint venture interests and other securities, subscription rights, options, warrants, puts, calls and other rights with respect thereto, and investment and brokerage accounts, including the Pledged LLC Interests (the "***Securities***") and all Securities Accounts;

2.1.10 Commercial Tort Claims;

2.1.11 Negotiable Collateral;

2.1.12 All of Borrower's money, cash, cash equivalents, or other assets of Borrower that now or hereafter come into the possession, custody, or control (within the meaning of the UCC) of Lender (or its agent or designee);

2.1.13 Any and all general intangibles, contract rights and other property described below (the "***General Intangibles***"), including the following:

2.1.13.1. deposit and other accounts, including demand, time savings, passbook and like accounts maintained with any bank, savings and loan association, credit union, brokerage or other institution and any and all money, instruments and other property from time to time deposited therein or credited thereto, or received, receivable or otherwise distributed therefrom, in respect thereof or in exchange therefor, including all interest accruing thereon;

2.1.13.2. insurance policies and all rights and claims therein or thereunder (including prepaid and unearned premiums);

2.1.13.3. any rights, claims, judgments, awards, orders or decrees arising out of or in connection with any judicial action, litigation, arbitration, mediation or other proceedings;

2.1.13.4. any and all leases of real or personal property, licensing agreements and other contracts, and all guarantees, warranties, royalties, license fees and rights under such contracts (solely to the extent assignable without the consent of any third party thereto);

2.1.13.5. any and all governmental approvals, including permits, licenses, certificates of use and occupancy (or their equivalents) and zoning and other approvals, and tax and other refunds, compensation, awards, payments and relief given or made by any Governmental Authority (including condemnation awards) solely to the extent assignable without the consent of any third party thereto (the "***Approvals***");

2.1.13.6. deposits, surety and other bonds, and choses and things in action; and

2.1.13.7. computer programs, computer software (including all source and object codes, all media of any type or nature on which such source or object codes are reproduced, copied, stored or maintained), technology processes, proprietary information, patents, patent applications, copyrights, copyright applications, trademarks, trademark applications, service marks, trade and other names, trade secrets, customer lists, the entire goodwill of or associated with the business now or hereafter conducted by Borrower, and other proprietary rights (the "***Intellectual Property Collateral***");

2.1.14 Any and all books and records (including ledgers, correspondence, credit files, computer software, computer storage media and electronically recorded data) pertaining to Borrower, the Collateral or any of the foregoing and all equipment receptacles, containers and cabinets therefor;

2.1.15 Any and all accessions, appurtenances, components, repairs, repair parts, spare parts, renewals, improvements, replacements, substitutions and additions to, of or with respect to any of the foregoing;

2.1.16 Any and all rights, remedies, powers and privileges of Borrower with respect to any of the foregoing; and

2.1.17 Any and all proceeds and products of any of the foregoing, whether now held and existing or hereafter acquired or arising (collectively, the "***Proceeds***"). "***Proceeds***" shall include (i) whatever is now or hereafter received by Borrower upon the sale, lease, license, exchange, collection, other disposition or operation of any item of Collateral, whether such proceeds constitute accounts, general intangibles, instruments, securities, documents, letters of credit, chattel paper, deposit accounts, money, goods or other personal property, (ii) any items that are now or hereafter acquired by Borrower with any Proceeds of Collateral, (iii) any amounts now or hereafter payable under any insurance policy by reason of any loss of or damage to any Collateral or the business of Borrower, (iv) all rights to payment for the sale of services or products in connection with the business of Borrower, (v) all royalties, rights to payment, accounts receivable and proceeds of infringement suits in connection with the intellectual property collateral, and (vi) the right to further transfer, including by pledge, mortgage, license, assignment or sale, any of the foregoing.

The Security Interest is granted as security only and shall not subject Lender, or in any way alter or modify, any obligation or liability of Borrower with respect to or arising out of the Collateral. Borrower shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof.

Section 2.2 Secured Obligations.

The Security Interest shall secure the due and punctual payment and performance by Borrower of any and all present and future obligations or liabilities (including the Obligations) of Borrower arising under or in connection with the Loan Agreement, the Note, this Agreement, or any other Loan Document (all obligations and liabilities described in this Section 2.2 are collectively referred to as the "***Secured Obligations***").

ARTICLE III

BORROWER'S REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants the following, each as of the date hereof, and all of which shall survive until the termination of this Agreement pursuant to Section 6.5.

Section 3.1 Filings, Etc.

3.1.1 Lender is permitted to file, or cause to be filed, financing statements containing a description of the Collateral (including as "all personal property of debtor, whether now owned or hereafter acquired" or "all assets of debtor, whether now owned or hereafter acquired" or words of similar effect) in every governmental office in every state, county and other

jurisdiction in which such action is necessary to establish a valid and perfected Lien in favor of Lender, for the benefit of Lender, in all Collateral in which a Lien may be perfected by filing under the UCC, and no further or subsequent filing, recording or registration is necessary in any such jurisdiction, except as provided under applicable Governmental Rule with respect to the filing of continuation statements.

3.1.2 Lender may file, or cause to be filed (and Borrower will sign), such documents or instruments as are reasonably necessary to perfect the Security Interest with respect to any Intellectual Property Collateral with the PTO or the USCO.

Section 3.2 Title to Collateral; Validity and Perfection of Security Interest; Absence of Other Liens.

3.2.1 Borrower has good and marketable title to, or valid and subsisting leasehold interests in, all Collateral reflected on its financial statements as being owned or leased by Borrower and "rights" in all other Collateral within the meaning of Section 9-203 of the UCC. For any Intellectual Property Collateral for which Borrower is a licensee pursuant to a license or licensing agreement regarding such Intellectual Property Collateral, each such license or licensing agreement is in full force and effect. To Borrower's knowledge, Borrower is not in default of any of its obligations thereunder which violation or default could reasonably be expected to have a Material Adverse Effect and all such licenses material to the operation of Borrower's business arise under agreements included as General Intangibles.

3.2.2 The Security Interest constitutes a valid and, upon the filing of financing statements covering the Collateral and other documents referred to in Section 3.1 with the appropriate Governmental Authorities or other Persons referred to in such Section, perfected Lien in all of the Collateral securing payment and performance of the Secured Obligations. The Collateral is free and clear of all Liens other than the Security Interest and the Permitted Liens.

3.2.3 (i) All of the Securities included in the Collateral are duly authorized, validly issued, fully paid and nonassessable (to the extent such concepts are applicable to such Securities); (ii) Borrower has the right and requisite authority to pledge the investment property pledged by Borrower as provided herein; and (iii) all actions necessary or reasonably requested by Lender to perfect and establish the junior priority of, or otherwise protect, Lender's Liens in the investment property included in the Collateral, and the proceeds thereof, have been duly taken, upon (A) the execution and delivery of this Agreement; (B) the filing of financing statements in the applicable jurisdiction for Borrower with respect to the Securities of Borrower included in the Collateral of Borrower that are not represented by certificates, and (C) with respect to any Securities Accounts, the delivery of Control Agreements with respect thereto unless such Securities Account is not subject to a Control Agreement as permitted by this Agreement. None of the Securities owned or held by Borrower has been issued or transferred in violation of any securities registration, securities disclosure, or similar laws of any jurisdiction to which such issuance or transfer may be subject.

3.2.4 Except as described in Exhibit "C" to the Loan Agreement, there are no filed and effective financing statements covering the Collateral or any part thereof except as contemplated by the Loan Documents.

3.2.5 Other than consents or approvals that have been obtained and that are still in full force and effect, no consent, approval, authorization, or other order or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required for the grant of a Security Interest by Borrower in and to the Collateral pursuant to this Agreement or for the execution, delivery, or performance of this Agreement by Borrower. Subject only to the filing of financing statements in the appropriate filing offices, no consent, approval, authorization, or other order or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required for the exercise by Lender of the voting or other rights provided for in this Agreement with respect to the Securities or the remedies in respect of the Collateral pursuant to this Agreement, other than (i) as may be required in connection with such disposition of Securities by laws affecting the offering and sale of securities generally, (ii) with respect to the exercise by Lender of remedies in respect of the Collateral, (A) consents or approvals that have been obtained, (B) Deposit Accounts and Securities Accounts not subject to a Control Agreement as permitted by the Loan Agreement, (C) if a copyright is registered with the USCO, the filing of a security agreement with the USCO, (D) if a patent is registered with the PTO, the filing of a security agreement with the PTO in respect thereof and (E) if a trademark is registered with the PTO, the filing of a security agreement with the PTO in respect thereof. No license with respect to any Intellectual Property Collateral that is necessary to the conduct of Borrower's business requires any consent of any other Person in order for Borrower to grant the security interest granted hereunder in Borrower's right, title or interest in or to such license.

ARTICLE IV

COVENANTS AND AGREEMENTS

Section 4.1 Further Assurances.

4.1.1 Borrower shall, at its own expense, perform such acts as may be necessary, or that Lender may reasonably request in writing at any time, to assure the attachment and perfection of the Security Interest, to exercise the rights and remedies of Lender hereunder or to carry out the intent of this Agreement. The Security Interest shall be a first priority security interest other than in cases where there are Permitted Liens. Borrower shall execute and deliver (or use reasonable commercial efforts to cause any third party to execute and deliver) to Lender, at any time and from time to time, all Supplemental Documentation in form and substance reasonably acceptable to the Lender.

4.1.2 Borrower authorizes the filing by Lender of financing or continuation statements, or amendments thereto, and Borrower will execute and deliver to Lender such other instruments or notices, as Lender may reasonably request, in order to perfect and preserve the Security Interest granted or purported to be granted hereby.

4.1.3 Inspection and Verification.

Borrower shall keep or cause to be kept accurate and complete records of the Collateral in all material respects at Borrower's principal place of business. Lender and its respective employees and agents shall have the right, at all times during Borrower's usual business hours upon reasonable prior written notice, but in no event less than two (2) Business Days' notice (or

such shorter period as may be necessary during the continuance of an Event of Default), to (i) inspect, and verify the quality, quantity, value and condition of, or any other matter relating to, the Collateral, (ii) inspect all records relating thereto and to make (or require Borrower to provide) copies of such records, and (iii) enter upon all premises upon which any of the Collateral is located.

Section 4.2 Changes of Locations of Collateral, Offices, Name or Structure.

Borrower shall not change its name or jurisdiction of organization without providing at least 30 days' (or less with the prior written consent of Lender, which consent shall not be unreasonably withheld, delayed, or conditioned) prior written notice thereof to Lender and promptly signing any instruments or filing any UCC financing statements required to maintain Lender's priority perfected lien in the Collateral. Borrower shall not (i) remove any Collateral, books or records related to Borrower's business from Borrower's principal place of business except as permitted under the Loan Documents, (ii) keep any Collateral, books, or records related to Borrower's business anywhere other than Borrower's principal place of business, or (iii) adopt a trade name or change its principal place of business, without providing at least 30 days' prior written notice thereof to Lender.

Section 4.3 Compliance with Loan Agreement. Borrower covenants and agrees that it will comply with all covenants in the Loan Agreement applicable to it.

Section 4.4 Protection of Security; Notice of Levy.

4.4.1 Borrower shall, at its own cost and expense, take any and all actions necessary to defend title to the Collateral against all Persons and against all claims and demands and to preserve, protect and defend the Security Interest and the priority thereof, against any adverse Liens. Borrower will promptly notify Lender of any attachment or other legal process levied against any Collateral (other than Excluded Collateral).

4.4.2 If at any time Borrower shall take a security interest in any property of an obligor or any other person to secure payment and performance of a Receivable, it shall promptly assign such security interest to Lender, for the benefit of Lender. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the obligor or other person granting the security interest.

4.4.3 Upon request of Lender, if Borrower shall at any time hold or acquire any instruments, it shall forthwith endorse, assign and deliver the same to Lender, accompanied by such instruments of transfer or assignment duly executed in blank.

Section 4.5 Control of the Pledged Collateral; Perfection.

4.5.1 Borrower shall deliver to Lender any original certificates evidencing the Securities (including the Pledged LLC Interests) together with undated powers endorsed in blank as shall be required under this Agreement or requested by Lender, transfer tax stamps and any other documents or instruments necessary in the reasonable opinion of Lender to effect and perfect a legally valid delivery of such security or other item of investment property to Lender or any other Person or entity identified as assignee in such instrument of transfer.

4.5.2 Notwithstanding the security interest in the Securities granted to and created in favor of Lender, for the benefit of Lender, by this Agreement, Borrower shall have the right, until the occurrence and during the continuance of an Event of Default, to retain all incidents of ownership of the Securities, including, without limitation:

(a) to exercise all voting rights with respect to any Securities; and

(b) to receive and retain all dividends and distributions.

Section 4.6 Control Agreements.

4.6.1 Upon request, Borrower shall obtain a Control Agreement (covering each Deposit Account), from each bank maintaining a Deposit Account for Borrower (including without limitation the Reserve Account.

4.6.2 Borrower shall obtain a Control Agreement, from each issuer of uncertificated securities, securities intermediary, or commodities intermediary issuing or holding any financial assets or commodities to or for Borrower.

Section 4.7 Letter of Credit Rights. If Borrower is or becomes the beneficiary of letters of credit having a face amount or value of $500,000 or more in the aggregate, then Borrower shall promptly notify Lender and use commercially reasonable efforts after request by Lender to enter into a tri-party agreement with Lender and the issuer or confirming bank with respect to letter-of-credit rights assigning such letter-of-credit rights to Lender, and directing all payments thereunder to such account as specified by Lender unless otherwise directed by Lender, all in form and substance satisfactory to Lender.

Section 4.8 Commercial Tort Claims. If Borrower obtains Commercial Tort Claims having a value, or involving an asserted claim, in the amount of $500,000 or more in the aggregate for all Commercial Tort Claims, then Borrower shall promptly notify Lender upon incurring or otherwise obtaining such Commercial Tort Claims and hereby authorizes the filing of additional financing statements or amendments to existing financing statements describing such Commercial Tort Claims, and agrees to do such other acts or things deemed necessary or desirable by Lender to give Lender a junior priority, perfected security interest in any such Commercial Tort Claim, which Commercial Tort Claim shall not be subject to any other Liens.

Section 4.9 Intellectual Property.

4.9.1 Upon the request of Lender, in order to facilitate filings with the PTO and the USCO, Borrower shall execute and deliver to Lender one or more security agreements to further evidence Lender's Lien on Borrower's Intellectual Property Collateral, and the General Intangibles of Borrower relating thereto or represented thereby.

4.9.2 Borrower shall have the duty, with respect to Intellectual Property Collateral that is necessary in the conduct of Borrower's business, to protect and diligently enforce and defend at Borrower's expense its Intellectual Property Collateral, including (A) to diligently enforce and defend, including promptly suing for infringement, misappropriation, or dilution and to recover any and all damages for such infringement, misappropriation, or dilution,

and filing for opposition, interference, and cancellation against conflicting rights of any Person, (B) to prosecute diligently any trademark application or service mark application that is part of the Intellectual Property Collateral pending as of the Closing Date or hereafter until the termination of this Agreement, (C) to prosecute diligently any patent application that is part of the Intellectual Property Collateral pending as of the Closing Date or hereafter until the termination of this Agreement, and (D) to take all reasonable and necessary action to preserve and maintain all of Borrower's Intellectual Property Collateral, and its rights therein, including paying all maintenance fees and filing of applications for renewal, affidavits of use, and affidavits of non-contestability. Borrower shall not abandon any Intellectual Property Collateral that is necessary in the conduct of Borrower's business. Borrower shall take the steps described in this Section 4.9.2 with respect to all new or acquired Intellectual Property Collateral to which it is now or later becomes entitled that is necessary in the conduct of Borrower's business

4.9.3 Borrower acknowledges and agrees that Lender shall not have any duties with respect to any Intellectual Property Collateral of Borrower. Without limiting the generality of this Section 4.9.3, each Grantor acknowledges and agrees that Lender shall not be under any obligation to take any steps necessary to preserve rights in the Collateral consisting of Intellectual Property Collateral against any other Person, but Lender may do so at its option from and after the occurrence and during the continuance of an Event of Default, and all expenses incurred in connection therewith (including reasonable fees and expenses of attorneys and other professionals) shall be for the sole account of Borrower.

4.9.4 Borrower shall promptly file an application with the USCO for any copyright that has not been registered with the USCO if such copyright is necessary in connection with the conduct of Borrower's business. Any expenses incurred in connection with the foregoing shall be borne by the Borrower.

ARTICLE V

RIGHTS AND REMEDIES ON DEFAULT

Section 5.1 Remedies.

If an Event of Default occurs and so long as such Event of Default is continuing, subject to any Intercreditor Agreement in effect, then, whether or not all the Secured Obligations shall have become immediately due and payable:

5.1.1 In addition to all its other rights, powers and remedies under this Agreement and applicable law, Lender shall have, and may exercise, any and all of the rights, powers and remedies of a secured party under the UCC, all of which rights, powers and remedies shall be cumulative and not exclusive, to the extent permitted by applicable law.

5.1.2 Lender shall have the right, all at Lender's option and as Lender may deem necessary or advisable, to do any or all of the following:

5.1.2.1. to foreclose the Security Interest by any available judicial procedure or without judicial process;

5.1.2.2. to inspect and appraise the Collateral and to prepare, repair, assemble or process the Collateral for sale, lease or other disposition;

5.1.2.3. to remove Collateral to the premises of Lender or any other location reasonably selected by Lender, for such time as Lender may desire, for any purpose not prohibited hereby;

5.1.2.4. to apply any Collateral or any other assets of Borrower in the possession of Lender to the Secured Obligations;

5.1.2.5. to notify Account Debtors and other obligors on the Collateral in writing that the Collateral has been assigned to Lender and that all payments thereon are to be made directly and exclusively to or as specified by Lender in writing;

5.1.2.6. to collect by legal proceedings or otherwise all dividends, distributions, interest, principal or other sums now or hereafter payable upon or on account of the Collateral;

5.1.2.7. to enter into any extension or reorganization agreement or any other agreement relating to or affecting the Collateral and, in connection therewith, deposit or surrender control of any Collateral or accept other property in exchange therefor;

5.1.2.8. to settle, compromise or release, on terms acceptable to Lender, in whole or in part, any amounts owing on the Collateral or any insurance thereof or relating thereto or any disputes with respect thereto or such insurance;

5.1.2.9. to exercise all rights and powers under Contractual Obligations included in the Collateral, including any right of termination;

5.1.2.10. to use or transfer any of Borrower's rights and interests in any Intellectual Property Collateral, by license, by sublicense (to the extent permitted by an applicable license) or otherwise, on such conditions and in such manner as Lender may determine; and

5.1.2.11. to exercise any and all other rights, powers, privileges and remedies of an owner of the Collateral.

5.1.3 Borrower shall, at Lender's written request, assemble the Collateral and make it available to Lender at a place to be designated by Lender in writing. Borrower shall make available to Lender at such place all computer and other equipment of Borrower containing books and records pertaining to the Collateral (and the assistance of the employees of Borrower having responsibility for such equipment) and to use such computer and other equipment at no charge for the purpose of obtaining information pertaining to the Collateral, including by making copies of computer and other files and records.

5.1.4 Until Lender is able to effect a sale, lease or other disposition of Collateral or any part thereof, Lender shall have the right to use, process or operate the Collateral or any part thereof to the extent that it deems appropriate for the purpose of preserving Collateral or its

value or for any other purpose deemed appropriate by Lender. Lender shall have the right, without notice or demand, either in person or by agent, and without regard to the adequacy of any security for the Secured Obligations, to take possession of the Collateral or any part thereof and to collect and receive the rents, issues, profits, income and proceeds thereof. Taking possession of the Collateral shall not cure, waive or affect an Event of Default or notice thereof or invalidate any act done pursuant to such notice.

5.1.5 Lender may, if it so elects, as a matter of strict right and without regard to the then fair market value of the Collateral, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of Lender's remedies with respect to such appointment without prior notice or hearing. The rights, remedies and powers of any receiver appointed by a court shall be as ordered by the court.

5.1.6 Lender shall have the right to sell, lease or otherwise dispose of all or any Collateral in its then existing condition, or after any further assembly, manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by Section 5.3, in lots or in bulk, for cash or on credit, with or without representations or warranties, all as Lender may deem advisable. Lender shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. If sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by Lender until the sale price is paid by the purchaser or purchasers thereof, but Lender shall not incur any liability in case any such purchaser or purchasers thereof shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. Lender shall have the right to conduct such sales on any Borrower's premises or elsewhere and shall have the right to use any Borrower's premises without charge for such sales for such duration as Lender deems necessary or advisable. The Collateral need not be present at any such sale. Lender may purchase all or any part of the Collateral at public or, if permitted by applicable Governmental Rule, private sale, and in lieu of actual payment of the purchase price, Lender may apply against such purchase price any amount of the Secured Obligations. Borrower agrees that any sale of Collateral conducted by Lender in accordance with the foregoing provisions of this Section 5.1 and Section 5.2 shall be deemed to be a commercially reasonable sale under Section 9-610 of the UCC.

5.1.7 For the purpose of enabling Lender to exercise its rights and remedies under this ARTICLE V or otherwise in connection with this Agreement, Borrower hereby grants to Lender an irrevocable, nonexclusive and assignable license (exercisable without payment or royalty or other compensation to Borrower) to use, license or sublicense any Intellectual Property Collateral and any other Collateral. Lender agrees not to exercise such license except following the occurrence of an Event of Default.

Section 5.2 Application of Proceeds.

If an Event of Default shall have occurred and be continuing, at any time at the Lender's election, the Lender may apply all or any part of the Collateral or any Proceeds of the Collateral in payment in whole or in part of the Obligations (after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Lender,

including, without limitation, reasonable documented attorneys' fees and disbursements) in accordance with the Loan Agreement. Only after (i) the payment by the Lender of any other amount required by any provision of law, including, without limitation, Section 9-610 and Section 9-615 of the UCC and (ii) the payment in full in cash of the Obligations (other than unasserted contingent indemnity obligations), shall the Lender account for the surplus, if any, to Borrower, or to whomever may be lawfully entitled to receive the same (if such Person is not Borrower).

Section 5.3 Notice of Sale.

Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender will send or otherwise make available to Borrower reasonable written notice of the time and place of any public sale or of the time on or after which any private sale of any Collateral is to be made. Borrower agrees that any notice required to be given by Lender of a sale or other disposition of collateral, or any other intended action by Lender, that is received in accordance with the provisions set forth in Section 6.3 ten (10) days prior to such proposed action, shall constitute commercially reasonable and fair notice thereof to Borrower. Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor and such sale may, without further notice, be made at the time and place to which it was so adjourned. Borrower hereby waives any right to receive notice of any public or private sale of any Collateral or other security for the Secured Obligations except as expressly provided for in this Section 5.3.

ARTICLE VI

GENERAL

Section 6.1 Amendments and Other Modifications.

No amendment of any provision of this Agreement (including a waiver thereof or consent relating thereto) shall be effective unless the same shall be in writing and signed by Grantors and Lender. Any waiver or consent relating to any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar circumstances.

Section 6.2 Cumulative Remedies; Failure or Delay.

The rights and remedies provided for under this Agreement are cumulative and are not exclusive of any rights and remedies that may be available to Lender under applicable law, the other Loan Documents or otherwise. No failure or delay on the part of Lender in the exercise of any power, right or remedy under this Agreement shall impair such power, right or remedy or shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude other or further exercise of such or any other power, right or remedy.

Section 6.3 Notices.

Notices and other communications shall be given in accordance with the terms of the Loan Agreement.

Section 6.4 Successors and Assigns.

This Agreement shall be binding upon and, subject to the next sentence, inure to the benefit of Borrower and Lender and their respective successors and assigns. Borrower shall not assign or transfer any of their rights or obligations hereunder without the prior written consent of Lender. The benefits of this Agreement shall pass automatically with any assignment of the Secured Obligations (or any portion thereof), to the extent of such assignment.

Section 6.5 Continuing Security Interest; Termination.

This Agreement shall create a continuing Security Interest in the Collateral and, except as provided below, the Security Interest and all agreements, representations and warranties made herein shall survive until, and this Agreement shall terminate only upon, the payment and performance in full of the Secured Obligations. Upon such termination, Lender shall execute and deliver to the Borrower all such documents and instruments and UCC termination statements as shall be necessary to evidence termination of this Agreement and the Security Interest created hereunder. Any investigation at any time made by or on behalf of Lender shall not diminish the right of Lender to rely on any agreements, representations or warranties herein.

Section 6.6 Waiver and Estoppel.

Except as otherwise provided in this Agreement or the other Loan Documents, Borrower hereby waives: (i) presentment, protest, notice of dishonor, release, compromise, settlement, extension or renewal and any other notice of or with respect to the Secured Obligations and hereby ratifies and confirms whatever Lender may do in this regard absent gross negligence or willful misconduct; (ii) notice prior to taking possession or control of any Collateral or any bond or security that might be required by any court prior to allowing Lender to exercise any of its rights, powers or remedies; (iii) the benefit of all valuation, appraisement, redemption and exemption laws; (iv) any rights to require marshaling of the Collateral upon any sale or otherwise to direct the order in which the Collateral shall be sold; (v) any set-off; and (vi) any rights to require Lender to proceed against any Person, proceed against or exhaust any Collateral or any other security interests or guaranties or pursue any other remedy in Lender's power, or to pursue any of such rights in any particular order or manner, or any defenses arising by reason of any disability or defense of any Person.

Section 6.7 Execution in Counterparts.

This Agreement may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement. A fax or .pdf signature hereto shall be as legally binding and enforceable as a signed original hereto.

Section 6.8 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF, AND ANY APPLICABLE LAWS OF THE UNITED STATES.

Section 6.9 Indemnity and Expenses. The Borrower shall indemnify Lender and its officers, directors, agents, employees, Subsidiaries, partners, members, attorneys, accountants and controlling persons (each such Person being called an "***Indemnitee***") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee) and shall indemnify and hold harmless each Indemnitee from all reasonable fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by Borrower arising out of, in connection with, or as a result of (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or, upon an Event of Default, the sale of, collection from, or other realization upon, any of the Collateral in accordance with this Agreement and the other Loan Documents, (iii) the exercise or enforcement of any of the rights of Lender hereunder or (iv) the failure by Borrower to perform or observe any of the provisions hereof, in each case such payment to be made in accordance with the Loan Agreement.

Section 6.10 Complete Agreement. This Agreement, together with the other Loan Documents, is intended by the parties as a final expression of their agreement regarding the subject matter hereof and as a complete and exclusive statement of the terms and conditions of such agreement.

(Signature(s) on following page(s).)

IN WITNESS WHEREOF, each of the undersigned parties has duly executed and delivered this Agreement as of the date first set forth above.

BORROWER:

HARBOR CUSTOM DEVELOPMENT, INC., a Washington corporation

By:______________________________

Jeff Habersetzer, as its
Chief Operating Officer

(Corporate Seal)

LENDER:

BANKUNITED, N.A.

By:____
Name: Raul Llanes
Title: Senior Vice President